As filed with the Securities and Exchange Commission on May 1, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NUO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-3011702
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8285 El Rio Street, Suite 190

Houston, TX 77054

(346) 396-4770

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David E. Jorden

Chief Executive and Financial Officer

Nuo Therapeutics, Inc.

8285 El Rio Street, Suite 190

Houston, TX 77054

(346) 396-4770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David T. Mittelman

Lucendo LLP

505 Montgomery Street, 11th Floor

San Francisco, CA 94111

(415) 854-0453

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MAY 1, 2025

PROSPECTUS

NUO THERAPEUTICS, INC.

$14,000,000

COMMON STOCK

This prospectus relates to shares of Nuo Therapeutics, Inc. common stock which may be offered and sold from time to time. The aggregate initial offering price of all common stock sold under this prospectus will not exceed $14,000,000.

Each time we sell shares of our common stock hereunder, we will provide a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the shares to the public. The prospectus supplement may also add, update, or change information contained or incorporated by reference in this prospectus.  The prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement as well as any documents incorporated by reference, before buying any of shares of our common stock being offered.

The shares of our common stock may be offered directly by us, through agents designated from time to time by us, or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents, underwriters, or dealers are involved in the sale of any shares of our common stock, their names, any over-allotment and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Shares of our common stock trade under the symbol “AURX” on the OTCQB tier of the over-the counter market operated by OTC Markets Group, Inc. On April 28, 2025, the last reported sale price of our common stock on the OTCQB was $1.625 per share. As of April 30, 2025, the aggregate market value of our public float, calculated according to General Instructions I.B.6. of Form S-3, is $44,513,521, based on 46,819,888 shares of our common stock outstanding as of April 30, 2025, of which 27,392,936 shares of our common stock are held by non-affiliates. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12-calendar month period that ends on, and includes, the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 2 OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2025

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered shares of our common stock to which they relate.

Unless otherwise indicated or the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” and “Nuo,” and similar terms refer to Nuo Therapeutics, Inc.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the shares of our common stock described in this prospectus in one or more offerings. The aggregate initial offering price of all the shares of our common stock sold under this prospectus will not exceed $14,000,000.

This prospectus provides certain general information about the shares of our common stock that we may offer hereunder. Each time we offer shares of our common stock hereunder, we will provide a prospectus supplement to this prospectus. The prospectus supplement will contain the specific information about the terms of the offering. In each prospectus supplement, we will include the following information:

•	the number of shares of common stock that we propose to sell;
•	the public offering price per share of the common stock;
•	the names of any agents, underwriters, or dealers through or to which the shares of common stock will be sold;
•	any compensation of those agents, underwriters, or dealers;
•	any additional risk factors applicable to the shares of common stock or our business and operations; and
•	any other material information about the offering and sale of the shares of common stock.

In addition, the prospectus supplement may also add, update, or change the information contained or incorporated in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained or incorporated in this prospectus.  You should read and consider all information contained in this prospectus and any accompanying prospectus supplement in making your investment decision. You should also read and consider the information contained in the documents identified under the heading “Incorporation of Certain Documents by Reference” in this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information” in this prospectus.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus and any accompanying prospectus supplement. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

- ii -

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the important aspects of our business. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the Commission or included in any accompanying prospectus supplement. Investing in our common stock involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the Commission, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our common stock. Each of the risk factors could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our common stock.

The Company

Nuo is a commercial-stage medical device company developing and marketing products primarily within the United States. We commercialize innovative cell-based technologies that harness the regenerative capacity of the human body to trigger natural healing. The use of autologous (i.e., from self or the patient’s own) biological therapies for tissue repair and regeneration is part of a transformative clinical strategy designed to improve long-term recovery in complex chronic conditions with significant unmet medical needs.

Our only current commercial offering consists of point of care technology for the safe and effective separation of autologous blood to produce a platelet-based therapy for the chronic wound care market (the “Aurix System”). The Centers for Medicare & Medicaid Services issued a favorable National Coverage Decision (“NCD”) in April 2021 for our Aurix product. In May 2022, the Aurix System became commercially available for demonstration and evaluation purposes while commercial sales begin during the third quarter of 2022.

Our Strategy and Market

Our current commercial focus is to continue engaging and establishing relationships with providers treating chronic non-healing wounds to demonstrate the clinical benefits we believe result from the use of our Aurix product in the treatment of complex wounds. Increasing physician awareness of the differentiating attributes of the Aurix System will be key to establishing a base of product revenues upon which to grow. We anticipate developing these relationships with clinical providers and treatment facilities primarily by establishing a variety of distributor and sales agent arrangements throughout the United States and internationally.

Through a growing sales agent network, the Aurix System is presently being evaluated by various hospital Value Analysis Committees as part of the process of approving its clinical use. As of March 31, 2025, we had established contractual relationships with more than 200 third-party entity and individual representatives including a multi-state agreement with Pacific Medical, Inc. covering multiple large markets in the western United States. Our current focus is establishing commercial customer relationships with wound care providers primarily in hospital outpatient wound care clinics and ensuring that reimbursement mechanisms are appropriately administered by the local Medicare Administrative Contractors in support of the April 2021 NCD.

On March 31, 2025, we entered into a Distribution Agreement with a U.S. affiliate of Smith & Nephew PLC (“Smith+Nephew”), a global medical technology company. Under the Distribution Agreement, we will supply to Smith+Nephew its own private label of our Aurix product. Although Smith+Nephew will be the sole and exclusive distributor in the United States of a private label Aurix product, we have the ability and will continue to market, distribute, and sell our own Aurix branded product.

Corporate Information

Nuo Therapeutics, Inc. is a Delaware corporation organized in 1998 under the name Informatix Holdings, Inc. In 1999, Autologous Wound Therapy, Inc., an Arkansas Corporation, merged with and into Informatix Holdings, Inc. and the name of the surviving corporation was changed to Autologous Wound Therapy, Inc. In 2000, Autologous Wound Therapy, Inc. changed its name to Cytomedix, Inc. (“Cytomedix”). In 2014, Cytomedix changed its name to Nuo Therapeutics, Inc.

The Company’s principal executive offices are located in Houston, Texas.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the Commission, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference contain “forward-looking statements”. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” or “opportunity,” the negative of these words or words of similar import. Similarly, statements that describe our future plans, strategies, intentions, expectations, objectives, goals, or prospects are also forward-looking statements. Discussions containing these forward-looking statements may be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended subsequent to our filing of such Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the Commission.

These forward-looking statements are based on our expectations and projections about future events and future trends affecting our business, and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The risks and uncertainties include, among others, those noted in “Risk Factors” above and in any applicable prospectus supplement, and those included in the documents that we incorporate by reference herein and therein.

In addition, past financial and operating performance is not necessarily a reliable indicator of future performance, and you should not use our historical performance to anticipate results or future period trends. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our results of operations and financial condition. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the filing of this prospectus or any applicable prospectus supplement, or documents incorporated by reference herein and therein, that include forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of common stock under this prospectus for our operations and for other general corporate purposes, including, but not limited to, capital expenditures, general working capital, and possible future acquisitions. We have not determined the amounts we plan to spend on such areas or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with shares of common stock offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in marketable securities and short-term investments.

PLAN OF DISTRIBUTION

The shares of our common stock that may be offered by this prospectus may be sold:

•	through agents;
•	to or through underwriters;
•	to or through dealers (acting as agent or principal);
•

in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended (the “Securities Act”), to or through a market maker or into an existing trading market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process or otherwise; or
•	through a combination of any such methods of sale.

Agents, underwriters, or dealers may be paid compensation for offering and selling the shares of our common stock. That compensation may be in the form of discounts, concessions, or commissions to be received from us, from the purchasers of the shares of common stock or from both us and the purchasers. Any agents, underwriters, dealers, or other investors participating in the distribution of the shares of common stock may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the shares of common stock may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time shares of our common stock are offered by this prospectus, the prospectus supplement, if required, will set forth:

•	the name of any agent, underwriter, or dealer involved in the offer and sale of the shares of common stock;
•	the terms of the offering;
•	any discounts, concessions, or commissions, and other items constituting compensation received by the agents, underwriters, or dealers;
•	any over-allotment option under which any underwriters may purchase additional shares of common stock from us;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	the anticipated date of delivery of the shares of common stock.

The shares of our common stock may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices, or at negotiated prices. The distribution of shares of common stock may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	in the over-the-counter market;
•	transactions on any other organized market where the common stock may be traded;
•	in negotiated transactions;
•	under delayed delivery contracts or other contractual commitments; or
•	a combination of such methods of sale.

If underwriters are used in a sale, shares of our common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of shares of our common stock, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached.

To comply with the securities laws of certain states or jurisdictions, if applicable, the shares of common stock offered by this prospectus will be offered and sold in those states or jurisdictions only through registered or licensed brokers or dealers.

Agents, underwriters, and dealers may be entitled under agreements entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the shares of common stock. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) and our Amended and Restated By-Laws (the “By-Laws”) are summaries and are qualified by reference to the Certificate of Incorporation and the By-Laws.

Our authorized capital stock consists of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of April 30, 2025, we had 46,819,888 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights

Subject to applicable law and the rights, powers, and preferences of any class or series of preferred stock (to the extent such stock is designated, issued, and outstanding), the holders of our common stock shall exclusively possess full voting power for the election of directors and for all other purposes. Any holder of our common stock of the Company having the right to vote at any meeting of the stockholders or of any class or series thereof shall be entitled to one vote for each share of stock held by such holder, provided that no holder of our common stock shall be entitled to cumulate votes for the election of one or more directors or for any other purpose. At all meetings of stockholders for the election of directors, a plurality of the votes cast by holders of shares entitled to vote in the election of directors at the meeting shall be sufficient to elect the Company’s directors. Each director so elected shall hold office until the next annual meeting and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, retirement, disqualification, or removal. Stockholders entitled to vote in an election of directors may remove any director from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares of capital stock then entitled to vote in the election of directors. For purposes other than the election of directors, unless otherwise required by applicable law, the Certificate of Incorporation, or the By-Laws, the vote required for approval or ratification shall be a majority of the votes cast on the matter, voted for or against.

Dividend Rights

Subject to applicable law and the rights, powers and preferences of any class or series of preferred stock (to the extent such stock is designated, issued, and outstanding), dividends may be paid on our common stock, as the Board of Directors shall from time to time determine, out of any assets of the Company available for such dividends.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, or any reduction or decrease of its capital stock resulting in a distribution of assets to the holders of our common stock, subject to applicable law and the rights, powers, and preferences of any class or series of preferred stock (to the extent such stock is designated, issued, and outstanding), the holders of our common stock shall be entitled to receive, pro rata, all of the remaining assets of the Company available for distribution to its stockholders.

Other Rights and Limitations

Our common stock carry no preemptive or other subscription rights to purchase shares of our common stock and will not be convertible, redeemable, or assessable or entitled to the benefits of any sinking fund.

Preferred Stock

The Company may issue preferred stock from time to time in one or more series. The Board of Directors is authorized, without the approval of existing stockholders, to determine or alter the rights, preferences, privileges, and restrictions (including voting rights, liquidation preferences, dividend rights, conversion rights, redemption rights, and sinking-fund provisions) granted to or imposed upon any wholly unissued series of preferred stock and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. The Board of Directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. In addition, the issuance of preferred stock may have the effect of making removal of management more difficult, and delaying, deferring, or preventing a change in control of the Company. We have no current plans to issue any shares of its preferred stock, but could choose to do so in the future.

Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and the By-Laws

Certain provisions of Delaware law and the Certificate of Incorporation and the By-Laws contain provisions that could have the effect of delaying, deferring, or discouraging another party from acquiring control of us. These material provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with the Board of Directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

The Certificate of Incorporation and the By-Laws also include provisions that:

•

require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent, unless a majority of the Board of Directors approves in advance the taking of such action by means of written consent of stockholders;

•	establish an advance notice procedure for stockholder approvals to be brought before a meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors;
•	provide that vacancies on the Board of Directors may be filled only by a majority of directors then in office, even though less than a quorum; and
•	require approval of the stockholders of at least 66 2/3% of the shares to amend certain of the above-mentioned provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Stock Market

Shares of our common stock trade under the symbol “AURX” on the OTCQB tier of the over-the counter market operated by OTC Markets Group, Inc.

EXPERTS

The financial statements of Nuo Therapeutics, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Marcum LLP, our previous independent registered public accounting firm, audited our consolidated balance sheet as of December 31, 2023, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2023, which report is incorporated by reference in this prospectus. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Lucendo LLP, San Francisco, California, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

As permitted by Commission rules, this prospectus omits certain information that is included in the registration statement of which this prospectus forms a part and its exhibits. Since this prospectus may not contain all of the information that you may find important, we urge you to review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, please read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly, and current reports, proxy statements, information statements, and other information with the Commission. Our Commission filings are available to the public over the internet at the Commission’s website at www.sec.gov. In addition, we provide free access to these materials through our website, www.nuot.com, as soon as reasonably practicable after they are filed with or furnished to the Commission. Information contained in our website is not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the registrant with the Commission pursuant to the Securities Act and the Exchange Act are incorporated herein by reference:

(a) the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on April 1, 2025; and

(b) the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025 filed on April 30, 2025; and

(c) the description of the registrant’s common stock, $0.0001 par value per share, contained in the registrant’s Registration Statement on Form 8-A filed on May 10, 2016.

In addition, all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus but prior to the filing of a post-effective amendment to this registration statement which indicate that all securities offered hereby have been sold or which deregister all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that the registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this registration statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

NUO THERAPEUTICS, INC.

COMMON STOCK

PROSPECTUS

, 2025

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an itemization of the various fees and expenses which we will pay in connection with the issuance and distribution of the securities being registered.

Commission Filing Fee	$2,143.40
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Miscellaneous	*
Total	*

* These fees and expenses will be dependent on the type of offering and number of offerings and, therefore, cannot be estimated at this time. In accordance with Rule 430B under the Securities Act, additional information regarding estimated fees and expenses will be provided at the time information as to an offering is included in a prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The registrant’s Certificate of Incorporation and By-Laws provide for the indemnification of the registrant’s directors and officers to the fullest extent permitted under the DGCL. In addition, the registrant’s Certificate of Incorporation and By-Laws provide that the registrant’s directors shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL and that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The registrant has entered into indemnification agreements with its directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise. The registrant also has an insurance policy covering its directors and officers with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

The registrant believes that these provisions and agreements are necessary to attract and retain qualified persons as its directors and officers.

The above discussion is not intended to be exhaustive and is qualified in its entirety by the registrant’s Certificate of Incorporation and By-Laws, copies of which are included as exhibits to this registration statement, and the DGCL.

Item 16. Exhibits.

Exhibit Number	Exhibit Description
3.1

Second Amended and Restated Certificate of Incorporation of Nuo Therapeutics, Inc. (filed on May 10, 2016 as Exhibit 3.1 to the registrant’s Registration Statement on Form 8-A and incorporated by reference herein)

3.2

Certificate of Designation of Series A Preferred Stock of Nuo Therapeutics, Inc. (filed on May 10, 2016 as Exhibit 3.3 to the registrant’s Current Report on Form 8-K and incorporated by reference herein)

3.3

Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Nuo Therapeutics, Inc. (filed on September 5, 2018 as Exhibit 3.1 to the registrant’s Current Report on Form 8-K and incorporated by reference herein)

3.4	Amended and Restated By-Laws of Nuo Therapeutics, Inc. (filed on May 10, 2016 as Exhibit 3.2 to the registrant’s Registration Statement on Form 8-A and incorporated by reference herein)
4.1

Description of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (filed on April 1, 2025 as Exhibit 4.1 to the registrant’s Annual Report on Form 10-K and incorporated by reference herein)

5.1	Opinion of Lucendo LLP*
23.1	Consent of MaloneBailey LLP, independent registered public accounting firm*
23.2	Consent of Marcum LLP, independent registered public accounting firm*
23.3	Consent of Lucendo LLP (included in Exhibit 5.1)*
24.1	Power of Attorney (included on and incorporated by reference to the signature page of this registration statement)*
107	Filing Fee Table*

* Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 1st day of May 2025.

NUO THERAPEUTICS, INC.

By:	/s/ David E. Jorden
Name:	David E. Jorden
Title:	Chief Executive and Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David E. Jorden and Peter A. Clausen, jointly and severally, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David E. Jorden David E. Jorden	Chief Executive and Financial Officer and Director (Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)	May 1, 2025

/s/ Paul D. Mintz Paul D. Mintz	Director	May 1, 2025

/s/ Scott M. Pittman Scott M. Pittman	Director	May 1, 2025

/s/ C. Eric Winzer C. Eric Winzer	Director	May 1, 2025

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